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                                                               Exhibit 10.8




                                 $3,650,000.00
                                PROMISSORY NOTE




                                     From




                    TRED LIGHTLY LIMITED LIABILITY COMPANY,
                     A Maryland Limited Liability Company,

                                   Borrower



                                To The Order Of




                          PROVIDENT BANK OF MARYLAND,
                        A Maryland Banking Corporation,

                                    Lender







                                               Dated As Of September 15th, 1995


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Baltimore, Maryland                                             $3,650,000.00
September 15, 1995


                                PROMISSORY NOTE


     FOR VALUE RECEIVED, the undersigned TRED LIGHTLY LIMITED LIABILITY COMPANY, a Maryland limited liability company ("BORROWER"), promises to pay to the order of PROVIDENT BANK OF MARYLAND, a Maryland banking corporation ("LENDER"), at the LENDER'S offices at 114 East Lexington Street, Baltimore, Maryland 21201, or at such other places as the holder of this Promissory Note may from time to time designate, the principal sum of Three Million Six Hundred Fifty Thousand Dollars ($3,650,000.00), together with interest thereon at the rate or rates hereafter specified and any and all other sums which may be owing to the holder of this Promissory Note by the BORROWER pursuant to this Promissory Note. The following terms shall apply to this Promissory Note.

     1. Interest Rate. For the period beginning on the date hereof and continuing until the date upon which all principal sums hereunder have been repaid in full by the BORROWER, and subject generally to the terms of Section
8.2 hereof, the outstanding principal balance of this Promissory Note shall bear interest at the annual rates hereafter described in this Section.

          1.1  Interest Based on Libor Rate.  Subject to the terms of Section
1.2 below, the interest rate shall be adjusted on the first day of each three
(3) month period hereafter described (each of which is defined herein as an "INTEREST PERIOD").

     (a) The first INTEREST PERIOD shall begin on the date of funding under this Promissory Note and run through the day before the first day of the next INTEREST PERIOD.

     (b) Each INTEREST PERIOD after the first INTEREST PERIOD shall begin on the day that is three (3) month(s) after the first day of the preceding INTEREST PERIOD and shall run through the day before the first day of the next INTEREST PERIOD; provided that: (i) any INTEREST PERIOD which begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which the INTEREST PERIOD ends) shall, subject to clause (ii) below, run through the day before the last day of the calendar month in which the INTEREST PERIOD ends; and
          (ii) no INTEREST PERIOD shall extend beyond the final maturity date of this Promissory Note.

For the first INTEREST PERIOD, the interest rate shall be the fixed annual rate of eight and 375/1000ths percent (8.375%). The interest rate shall be adjusted on the first day of each subsequent



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INTEREST PERIOD to equal the rate obtained by adding two hundred fifty (250)
basis points to the "LIBOR RATE" (as hereafter defined). As used herein, the term "LIBOR RATE" means, for each INTEREST PERIOD, the weighted average (rounded upwards, if necessary, to the nearest one-hundredth of one percent [0.01%]) of the Eurodollar London Interbank Offered Rates (at approximately 11:00 a.m. London time, on the date which is [i] two days prior to the first day of the INTEREST PERIOD if the first day of the INTEREST PERIOD is a "BUSINESS DAY" (hereafter defined), or [ii] two days prior to the last BUSINESS DAY before the first day of the INTEREST PERIOD if the first day of the INTEREST PERIOD is not a BUSINESS DAY) for a period equal in duration to the INTEREST PERIOD, as reported by Bloomberg Business News or any other source selected by the LENDER in the LENDER's sole discretion, as such rate is adjusted in accordance with the LENDER's standard practices for reserves and other requirements. As used herein, the term "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in Baltimore, Maryland, are required or authorized to be closed.

          1.2. Interest Based on Prime Rate. After the date hereof, the BORROWER may elect, on one (1) occasion only, to convert the interest rate payable on this Promissory Note from the rate described in Section 1.1 to that fluctuating annual rate of interest at all times equal to the rate obtained by adding one-half of one percentage point (1/2%) to the "PRIME RATE" of the LENDER. As used herein, the term "PRIME RATE" shall mean the floating rate of interest announced by the LENDER from time to time as its prime commercial lending rate of interest, it being understood that such announced rate bears no inference, implication, representation, or warranty that such announced rate is charged to any particular customer of customers of the LENDER. Changes in the interest rate shall be made immediately to reflect any and all fluctuations in the PRIME RATE. Once elected, the rate described in this Section 1.2 shall remain in effect until this Promissory Note has been repaid in full. Such election, if made, must be made effective as of the first day after the conclusion of the then current INTEREST PERIOD.
 Written notice of the rate election must be delivered to the LENDER in writing not later than two (2) BUSINESS DAYS prior to the effective date of such election.

     2. Calculation Of Interest. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid balance hereunder.

     3. Repayment. The BORROWER shall make a payment of accrued and unpaid interest only on September 1, 1995, for interest accrued between the date of funding and such date. Thereafter, on the first calendar day of each of the next fifty-nine (59) succeeding months, the BORROWER shall pay monthly principal installments of Six Thousand Eight Hundred Seventy Dollars ($6,870.00) each. Payments of all accrued and unpaid interest and any late charges shall be due on the scheduled payment date for each principal installment hereunder. On September 1, 2000, all sums due hereunder that remain unpaid, including principal, interest, charges and fees, shall be paid in full.

     4. Late Payment Charge. If any payment due hereunder, including any final installment, is not received by the holder within fifteen (15) calendar days after its due date (other than a balloon payment of principal due upon the maturity date of this Promissory Note), the BORROWER shall pay a late payment charge equal to five percent (5%) of the amount then due. The late payment charge shall be due whether or not the holder declares this Promissory Note in default or accelerates and demands immediate payment of the sums due hereunder. The existence of the right by the holder to receive a late payment charge shall not constitute a grace period or provide any right in the BORROWER to make a payment other than on its due date.

     5. Application Of Payments. All payments made hereunder shall be applied first to late payment charges or other sums owed to the holder, next to accrued interest, and then to principal, or in such other order or proportion as the holder, in the holder's sole discretion, may elect from time to time.

     6. Voluntary Prepayment. The BORROWER may prepay the unpaid balance of this Promissory Note from time to time in whole or in part, without premium or additional interest. All prepayments under the LOAN shall be applied to the outstanding principal balance in the inverse order of scheduled maturities.

     7. Mandatory Prepayment/Deposit of Additional Collateral. In the event that, at any time and from time to time during the term of this Promissory Note, the LENDER shall determine, in its sole and absolute discretion, that the outstanding principal balance due under this Promissory Note equals or exceeds:

         (a) seventy-five percent (75%) of the value of the "REAL PROPERTY" (as defined in Section 11 hereof) at such time, or

         (b) eighty-five percent (85%) of the BORROWER'S "adjusted basis" (hereafter defined) with respect to the "ASSIGNED LOANS" (as defined in Section 11 hereof) from time to time,

then, within ten (10) calendar days after demand by the LENDER, the BORROWER shall be obligated to either furnish additional collateral acceptable to the LENDER in the LENDER'S sole and absolute discretion, or make a partial repayment of principal hereunder, in either case sufficient to restore ratios which are not in excess of the respective seventy-five percent (75%) and eighty-five (85%) ratios described in this Section. As used in this Section, the term "adjusted basis" is defined as the initial purchase price paid

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by the BORROWER to acquire the ASSIGNED LOANS from the SELLER, less the cumulative amortization paid on the ASSIGNED LOANS since the date of the BORROWER'S acquisition of the ASSIGNED LOANS, plus one hundred percent (100%) of the value of actual capital improvements made to the REAL PROPERTY from time to time using additional loan advances made by the BORROWER to "TA" (as defined in Section 11 hereof) under the ASSIGNED LOANS.

     8. Rights Upon Default. Upon a default in the payment of any sum due hereunder which remains uncured for five (5) calendar days after written notice from the LENDER, or a default in the performance of any of the covenants, conditions or terms of the "PLEDGE AGREEMENT" (hereafter defined), or any other agreement or document executed by or on behalf of the BORROWER for the benefit of the LENDER or any holder (collectively with the PLEDGE AGREEMENT, "LOAN DOCUMENTS"), and the expiration of any applicable cure period, in addition to all other rights or remedies available cure period, in addition to all other rights or remedies available to the holder under the LOAN DOCUMENTS or under applicable law, the holder of this Promissory Note shall have the following rights:

          8.1. Acceleration. The holder of this Promissory Note, in the holder's sole discretion and without notice or demand, may declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable. Reference is made to the LOAN DOCUMENTS for further and additional rights on the part of the holder to declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable.

          8.2. Default Interest Rate. The holder of this Promissory Note, in the holder's sole discretion and without notice or demand, may raise the rate of interest accruing on the unpaid principal balance by two (2) percentage points above the rate of interest otherwise applicable, independent of whether the holder elects to accelerate the unpaid principal balance as a result of such default, unless prior to the imposition of the default rate of interest, the BORROWER cures such event to the satisfaction of the holder hereof. If the default rate of interest is imposed by the holder, the default rate shall remain in effect unless the default is cured to the holder's satisfaction and the holder in writing agrees to reinstate the regular interest rate. Any individual waiver of the holder's right to impose the default rate of interest shall not be considered a waiver of this section or any future right of the holder to impose the default rate of interest pursuant to this Section.

          8.3. Confession of Judgment. The BORROWER authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of the BORROWER in any court in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to confess judgment against the BORROWER in favor of the holder of this Promissory Note, without prior notice or opportunity of the BORROWER for prior hearing, in the full amount due on this Promissory Note (including principal, accrued interest and any and all charges, fees and costs) plus attorneys' fees equal to ten percent (10%) of the amount due, plus court costs
(provided, however, that the maximum amount of attorneys' fees which the LENDER shall be entitled to collect in full satisfaction of the attorneys' fees judgment shall not exceed the lesser of (i) the face amount of the attorneys' fees awarded in the confessed judgment, or (ii) the actual attorneys' fees paid by the LENDER to its attorneys at their customary and standard hourly rates for all services rendered to the LENDER in connection with obtaining, enforcing, and collecting the confessed judgment and in proceedings and matters related thereto, including any bankruptcy proceedings, together with the reasonable out-of-pocket fees and expenses incurred by such attorneys and reimbursed to them by the LENDER). The LENDER shall furnish the BORROWER with five (5) calendar days' prior written notice of its intention to proceed under this Section, but the BORROWER shall otherwise not be entitled to prior notice or any opportunity for prior hearing. The BORROWER agrees and consents that venue and jurisdiction shall be proper in the Circuit Court of any County of the State of Maryland or of Baltimore City, Maryland, or in the United States District Court for the District of Maryland. The BORROWER waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon the BORROWER any right or privilege of exemption, homestead rights, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the BORROWER shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the holder shall deem necessary, convenient, or proper.

     9. Interest Rate After Judgment. If judgment is entered against the BORROWER on this Promissory Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of the maximum interest rate imposed upon judgments by applicable law or the above described default interest rate, to be determined on the date of the entry of the judgment.

     10. Expenses of Collection And Attorneys' Fees. Should this Promissory Note be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the BORROWER shall pay all of the holder's reasonable costs, fees and expenses, including reasonable attorneys' fees, resulting from such referral.

     11. Security. This Promissory Note is secured, inter alia, by a certain Pledge and Security Agreement of even date herewith ("PLEDGE AGREEMENT") from the BORROWER to the LENDER, whereby the

BORROWER has assigned to the LENDER two (2) certain mortgage loans hereafter described (the "ASSIGNED LOANS") and all loan documents executed in connection therewith, including the right to receive and retain all principal, interest, insurance proceeds and other sums of any kind payable under or with respect to the ASSIGNED LOANS, and to exercise all rights and remedies provided to the holder of the ASSIGNED LOANS. The ASSIGNED LOANS are respectively evidenced by the following:

          (a) a certain Amended and Restated First Deed of Trust Note dated August 4, 1992 (effective as of July 1, 1992), in the original face amount of Four Million Four Hundred Thousand Dollars ($4,400,000.00), from TA Associates Limited Partnership, a Maryland limited partnership formerly known as Marlboro Road Limited Partnership ("TA"), to the order of Maryland National Bank, a national banking association, as amended and as assigned on this date to the BORROWER; and

          (b) a certain Amended and Restated Second Deed of Trust Note dated August 4, 1992 (effective as of July 1, 1992), in the original face amount of Five Million Six Hundred Thousand Dollars ($5,600,000.00), from TA to the order of Maryland National Bank, a national banking association, as amended and as assigned on this date to the BORROWER.

The ASSIGNED LOANS are secured by first and second liens on a certain 13.091-acre (more or less) parcel of land improved with a 129,784 square foot one-story strip shopping center and a separate free-standing building, located at the intersection of Route 322 and Marlboro Road in Easton, Maryland, and known generally as the "Tred Avon Shopping Center" (the "REAL PROPERTY").

           12. Waiver of Protest. The BORROWER, and all parties to this Promissory Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest.

          13. Extensions of Maturity. All parties to this Promissory Note, whether maker, indorser, or guarantor, agree that the maturity of this Promissory Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

          14. Manner and Method of Payment. All payments called for in this Promissory Note shall be made in lawful money of the United States of America. If made by check, draft, or other payment instrument, such check, draft, or other payment instrument shall represent immediately available funds. In the holder's discretion, any payment made by a check, draft, or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder. Should any payment date fall on a non-BUSINESS DAY, the BORROWER shall make the payment on the next succeeding BUSINESS DAY.

          15. Notices. Any notice or demand required or permitted by or in connection with this Promissory Note shall be given in the manner specified in the PLEDGE AGREEMENT for the giving of notices under the PLEDGE AGREEMENT. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the BORROWER shall be considered to be effective upon the receipt thereof by the BORROWER regardless of the procedure or method utilized to accomplish delivery therof to the BORROWER.

          16. Assignability. This Promissory Note may be assigned by the LENDER or any holder at any time or from time to time.

          17. Joint And Several Liability. If more than one person or entity is executing this Promissory Note as a BORROWER, all liabilities under this Promissory Note shall be joint and several with respect to each of such persons or entities.

          18. Binding Nature. This Promissory Note shall inure to the benefit of and be enforceable by the LENDER and the LENDER's successors and assigns and any other person to whom the LENDER or any holder may grant an interest in the BORROWER'S obligations hereunder, and shall be binding and enforceable against the BORROWER and the BORROWER'S successors and assigns.

          19. Invalidity Of Any Part. If any provision or part of any provision of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note and this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

          20. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Promissory Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Promissory Note and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Promissory Note or which occurred or were to occur as a direct or indirect result of this Promissory Note having been executed.

          21. Consent To Jurisdiction; Agreement As To Venue. The BORROWER irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. The BORROWER agrees that venue shall be proper in any circuit court of the State of Maryland selected by the LENDER or in the United States District Court for the District of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

     22. Unconditional Obligations. The BORROWER's obligations under this Promissory Note shall be the absolute and unconditional duty and obligation of the BORROWER and shall be independent of any rights of set-off, recoupment or counterclaim which the BORROWER might otherwise have against the holder of this Promissory Note, and the BORROWER shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off.

     23. Seal and Effective Date. This Promissory Note is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution and delivery.

     24. Tense; Gender; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout. The section headings are for convenience only and are not part of this Promissory Note.

     25.  Waiver of Jury Trial. The BORROWER (by execution of this Promissory
Note) and the LENDER (by acceptance of this Promissory Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against the BORROWER or the LENDER, or any successor or assign of the BORROWER or the LENDER, on or with respect to this Promissory Note or any of the other LOAN DOCUMENTS, or which in any way relates, directly or indirectly to the obligations of the BORROWER to the LENDER under this Promissory Note or any of the other LOAN DOCUMENTS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE BORROWER AND THE LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. The BORROWER and the LENDER acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that the LENDER would not enter into the transaction with the BORROWER if this provision were not part of their agreement.

                         (Signature Page Follows.)

     IN WITNESS WHEREOF, the BORROWER has duly executed this Promissory Note under seal as of the date first above written.

WITNESS/ATTEST:                   BORROWER:

                                  TRED LIGHTLY LIMITED LIABILITY COMPANY,
                                  a Maryland limited liability company

                                  By:  Constellation Properties, Inc.,
                                       a Maryland corporation,
                                       Managing Member


                                       By:    /s/  Roger A. Waesche, Jr. (seal)
                                             -----------------------------------
                                       Name:        ROGER A. WAESCHE, JR
                                             -----------------------------------
                                       Title:         Vice President
                                             -----------------------------------


                               ACKNOWLEDGMENT

STATE OF MARYLAND, COUNTY OF   Howard   , TO WIT:
                             ----------

     I HEREBY CERTIFY that on this   15   day of September, 1995, before me,
                                   ------
the undersigned Notary Public of the State of Maryland, in and for the County
of   Howard   , personally appeared   Roger A. Waesche, Jr.   , and
   ----------                       --------------------------
acknowledged himself to be the   Vice President   of Constellation Properties,
                               ------------------
Inc., a Maryland corporation, which is the Managing Member of TRED LIGHTLY LIMITED LIABILITY COMPANY, a Maryland limited liability company, and that he, being authorized so to do, executed the foregoing instrument for the purposes therein contained in the capacity therein described, as his act and deed.

     IN WITNESS MY Hand and Notarial Seal.



                                            /s/ M. G. Power
                                  -------------------------------------
                                             NOTARY PUBLIC


My Commission Expires:


       6/1/98
----------------------